Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-167099) of UGI Corporation as amended by Post-Effective Amendment No. 1, filed June 30, 2010, of our report dated June 17, 2021 which appears in this Annual Report on Form 11-K for the year ended December 31, 2020 of the UGI HVAC Enterprises, Inc. Savings Plan.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania
June 17, 2021